UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

Date of Report (Date of earliest event reported): October 5, 2016

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

COPsync, Inc. (the “Company”) is filing this Form 8-K/A (Amendment No. 1) to update the information reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2016 (the “Original Form 8-K”) regarding the appointment of Brad Powers and Ward E. Leber as directors of the Company.  The purpose of this Amendment No. 1 is to amend and restate in full the Original Form 8-K to include information about certain consulting agreements entered into between the Company and Mr. Leber and the Child Safety Network, LLC, and to attach those consulting agreements as exhibits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2016, the Board of Directors (the “Board”) of COPsync, Inc. (the “Company”) appointed Brad Powers and Ward E. Leber as directors of the Company. Their appointments are effective October 5, 2016 and they will each stand for election to the Board at the Company’s 2017 Annual Meeting of Stockholders.

On October 5, 2016, the Board also approved consulting arrangements with Mr. Leber for marketing and business development services and with the Child Safety Network, LLC (“CSN”), the master licensor on behalf of the non-profit organization Child Safety Network, Inc., for government relations and certain business services.  Mr. Leber founded and serves as chairman of the professional advisory board of the Child Safety Network, Inc., and serves as president of CSN.   Pursuant to the consulting agreement with Mr. Leber, the Company will pay Mr. Leber a fee of $10,000 per month.  In addition, Mr. Leber will be granted options to acquire 200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $1.00 per share, which stock options vest pro-rata as of October 1, 2016, on a monthly basis over three (3) years.  The term of Mr. Leber’s consulting agreement is twelve (12) months, and may be terminated by either party upon 30 days’ written notice.  Pursuant to the consulting agreement with CSN, the Company shall pay CSN a fee of $35,000 per month, which amount shall be primarily used for certain government relations services.  In addition, CSN will be granted options to acquire 420,000 shares of Common Stock, at an exercise price of $1.00 per share, which stock options vest pro-rata as of October 1, 2016, on a monthly basis over one (1) year.  The term of the CSN consulting agreement is twelve (12) months, and may be terminated by either party upon 30 days’ written notice. In consideration for the Company’s obligations under the CSN consulting agreement, and for no additional consideration, CSN also granted the Company a non-exclusive license in the United States and all other countries in which CSN is or in the future conducts business, to use and display CSN’s name, trademarks, tradenames and logos, subject to certain terms and conditions as set forth in the Non-Exclusive License Agreement, effective as of October 1, 2016, by and between the Company and CSN.

On December 9, 2016, the Board appointed Brad Powers to its compensation committee, subject to final confirmation that Mr. Powers satisfies the independent director standards under NASDAQ corporate governance rules. The Company expects to enter into a consulting arrangement with Mr. Powers for advisory and general business services, pursuant to which Mr. Powers would also receive equity and cash compensation, which would be considered in determining whether Mr. Powers satisfies NASDAQ’s independent director standards.

Messrs. Powers and Leber will be entitled to compensation for service on the Board and its committees in accordance with the Company’s standard compensation policies and practices for non-employee directors, the components of which were disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders. A copy of the Company’s press release announcing the appointment of Messrs. Powers and Leber is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, effective as of October 1, 2016, by and between COPsync, Inc. and Ward E. Leber
10.2	Consulting Agreement, effective as of October 1, 2016, by and between COPsync, Inc. and Child Safety Network, LLC
99.1	Press Release, dated October 6, 2016, entitled “COPsync Appoints Two New Members to Board of Directors.”*

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: December 16, 2016	By:	/s/ Ronald A. Woessner
	Name:	Ronald A. Woessner
	Title:	Chief Executive Officer